EXHIBIT 23




            Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-06467 and 333-82852) of WesBanco, Inc. and in the related Prospectus of our report dated January 24, 2003, with respect to the consolidated financial statements of WesBanco, Inc. and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002.





                                               /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
March 19, 2003